Form S-1 Appendix

Managing Agreement (Amended)

Blueville Inc is the managing company of Achison Inc.

Achison Inc will pay quarterly its 10% income before Taxes to Blueville Inc. Blueville Inc will charge a reasonable amount from these fund to be the managing fees, the other amount will be used to reward all employees.

Blueville Inc will pay all managing expenditure, all office's expenditure and all service expenditure of Achison Inc.

The Managing Agreement can't be revoked or amended by any one party. The managing agreement can be revoked and amended by both parties.

Wanjun Xie
Wanjun Xie
President
Achison Inc
Date: 04/21/2017

Liuyan Li
Liuyan Li
Chairwoman of the Directors' Board
Achison Inc
Date: 04/21/2017

Wanjun Xie
Wanjun Xie
President
Blueville Inc
Date: 04/21/2017